Exhibit 23.4

Consent of Nominee for Director
of Diana Shipping Inc.

I hereby consent to the reference to me under the caption “Management” in the registration statement on Form F-1 and related prospectus as shall be held with the U.S. Securities and Exchange Commission, and any and all amendments thereto, of Diana Shipping Inc.

/s/ William Lawes
Name: William Lawes
Date: March 14, 2005

Consent of Nominee for Director
of Diana Shipping Inc.

I hereby consent to the reference to me under the caption “Management” in the registration statement on Form F-1 and related prospectus as shall be held with the U.S. Securities and Exchange Commission, and any and all amendments thereto, of Diana Shipping Inc.

/s/ Konstantinos Psaltis
Name: Konstantinos Psaltis
Date: March 14, 2005

Consent of Nominee for Director
of Diana Shipping Inc.

I hereby consent to the reference to me under the caption “Management” in the registration statement on Form F-1 and related prospectus as shall be held with the U.S. Securities and Exchange Commission, and any and all amendments thereto, of Diana Shipping Inc.

/s/ Boris Nachamkin
Name: Boris Nachamkin
Date: March 14, 2005

Consent of Nominee for Director
of Diana Shipping Inc.

I hereby consent to the reference to me under the caption “Management” in the registration statement on Form F-1 and related prospectus as shall be held with the U.S. Securities and Exchange Commission, and any and all amendments thereto, of Diana Shipping Inc.

/s/ Apostolos Kontoyannis
Name: Apostolos Kontoyannis
Date: March 14, 2005